Exhibit 99.1

July 20, 2016
MEDIA & INVESTOR CONTACT
Heather Worley, 214.932.6646
heather.worley@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES OPERATING RESULTS FOR Q2 2016

DALLAS - July 20, 2016 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced earnings and operating results for the second quarter of 2016.

“We are extremely pleased with our second quarter results, highlighted with strong loan and deposit growth and much improved earnings," said Keith Cargill, CEO. "Our focus on proactively managing credit is ongoing. Our continued ability to attract great talent drives our growth and solidifies our outlook for a bright future, despite the challenging environment."

•	Loans held for investment ("LHI"), excluding mortgage finance, increased 4% and total LHI increased 4% on a linked quarter basis, growing 12% and 11%, respectively, from the second quarter of 2015.

•	Mortgage finance loans increased 6% on a linked quarter basis and increased 7% from the second quarter of 2015.

•	Demand deposits increased 7% and total deposits increased 2% on a linked quarter basis, growing 23% and 18%, respectively, from the second quarter of 2015.

•	Net income increased 55% on a linked quarter basis and increased 2% from the second quarter of 2015.

•	EPS increased 59% on a linked quarter basis and increased 3% from the second quarter of 2015.

FINANCIAL SUMMARY
(dollars and shares in thousands)

	Q2 2016	Q2 2015	% Change
QUARTERLY OPERATING RESULTS
Net income	$38,880	$37,937	2%
Net income available to common stockholders	$36,443	$35,500	3%
Diluted EPS	$0.78	$0.76	3%
Diluted shares	46,438	46,443	—%
ROA	0.77%	0.83%
ROE	9.65%	10.32%

BALANCE SHEET
Loans held for sale	$221,347	$—	100%
LHI, mortgage finance	5,260,027	4,906,415	7%
LHI	12,502,513	11,123,325	12%
Total LHI	17,762,540	16,029,740	11%
Total assets	21,080,994	17,818,030	18%
Demand deposits	7,984,208	6,479,073	23%
Total deposits	16,703,565	14,188,276	18%
Stockholders’ equity	1,684,735	1,554,529	8%
Tangible book value per share	$32.97	$30.22	9%

DETAILED FINANCIALS
Texas Capital Bancshares, Inc. reported net income of $38.9 million and net income available to common stockholders of $36.4 million for the quarter ended June 30, 2016 compared to net income of $37.9 million and net income available to common stockholders of $35.5 million for the same period in 2015. On a fully diluted basis, earnings per common share were $0.78 for the quarter ended June 30, 2016 compared to $0.76 for the same period of 2015.

Return on average common equity (“ROE”) was 9.65 percent and return on average assets (“ROA”) was 0.77 percent for the second quarter of 2016, compared to 6.13 percent and 0.53 percent, respectively, for the first quarter of 2016 and 10.32 percent and 0.83 percent, respectively, for the second quarter of 2015. The linked quarter increase in ROE resulted from a decrease in the provision for credit losses for the second quarter of 2016, and the year-over-year decrease resulted from continued overall low interest rates which have limited our net interest income expansion. The linked quarter increase in ROA resulted from a decrease in the provision for credit losses for the second quarter of 2016, and the year-over-year decrease resulted from continued low interest rates, as well as an $879.7 million increase in average liquidity assets, which include Federal funds sold and deposits in other banks. Average liquidity assets for the second quarter of 2016 totaled $3.2 billion, including $2.9 billion in deposits at the Federal Reserve Bank of Dallas, which had an average yield of 53 basis points, compared to $2.1 billion for the second quarter of 2015, which had an average yield of 25 basis points.

Net interest income was $157.1 million for the second quarter of 2016, compared to $144.8 million for the first quarter of 2016 and $142.3 million for the second quarter of 2015. Net interest margin for the second quarter of 2016 was 3.18 percent, a 5 basis point increase from the first quarter of 2016 and a 4 basis point decrease from the second quarter of 2015. The linked quarter increase in net interest margin is due primarily to growth in traditional LHI with higher yields. The year-over-year decrease in net interest margin is due primarily to the increase in liquidity assets as well as an increase in deposits and borrowings with higher average cost.

Average LHI, excluding mortgage finance loans, for the second quarter of 2016 were $12.3 billion, an increase of $365.5 million, or 3 percent, from the first quarter of 2016 and an increase of $1.3 billion, or 12 percent, from the second quarter of 2015. Average mortgage finance loans for the second quarter of 2016 were $4.4 billion, an increase of $687.6 million, or 18 percent, from the first quarter of 2016 and a decrease of $161.4 million, or 4 percent, from the second quarter of 2015. Average loans held for sale generated from our Mortgage Correspondent Aggregation business increased to $157.9 million for the second quarter of 2016 from $126.1 million for the first quarter of 2016 as we continue to gain traction in that business.

Average total deposits for the second quarter of 2016 increased $1.3 billion from the first quarter of 2016 and increased $2.3 billion from the second quarter of 2015. Average demand deposits for the second quarter of 2016 increased to $7.8 billion, a $1.1 billion increase, or 15 percent, from $6.7 billion from the first quarter of 2016, and a $1.0 billion increase, or 14 percent, from $6.8 billion during the second quarter of 2015.

We recorded a $16.0 million provision for credit losses for the second quarter of 2016 compared to $30.0 million for the first quarter of 2016 and $14.5 million for the second quarter of 2015. The provision for the second quarter of 2016 was driven by the application of our methodology. The year-over-year increase was primarily related to a change in applied risk weights, which are based in part on historical loss experience, as well as changes in the composition of our pass-rated and classified loan portfolios, primarily related to energy loans, and growth in traditional LHI, excluding mortgage finance loans. The combined allowance for credit losses at June 30, 2016 decreased to 1.41 percent of LHI excluding mortgage finance loans as compared to 1.43 percent at March 31, 2016 and increased from 1.14 percent at June 30, 2015. The year-over-year increase derived from increases in the provision for credit losses primarily related to energy as well as continuing loan growth in 2016. In management’s opinion, the allowance is appropriate and is derived from consistent application of the methodology for establishing reserves for Texas Capital Bank’s loan portfolio.

We experienced a slight decrease in non-performing assets in the second quarter of 2016 on a linked quarter basis, bringing the ratio of total non-performing assets to total LHI plus other real estate owned (“OREO”) to 1.04 percent compared 1.12 percent for the first quarter of 2016 and 0.77 percent for the second quarter of 2015. The year-over-year increase is primarily related to energy loans, which was expected as energy prices remained low through 2015 and the first half of 2016. Net charge-offs for the second quarter of 2016 were $12.0 million compared to $7.4 million for the first quarter of 2016 and $3.7 million for the second quarter of 2015. The increase in net charge-offs resulted from realizing losses for which reserves had been provided in previous quarters. For the second quarter of 2016, total charge-offs related to energy loans were $12.1 million compared to $5.9 million for the first quarter of 2016. For the second quarter of 2016, net charge-offs were 0.29 percent of total LHI, compared to 0.19 percent for the first quarter of 2016 and 0.10 percent for the same period in 2015. At June 30, 2016, total OREO was $18.7 million compared to $17.6 million at March 31, 2016 and $609,000 at June 30, 2015. The year-over-year increase was due primarily to the foreclosure of a commercial property during the first quarter of 2016.

Non-interest income increased $1.2 million, or 9 percent, during the second quarter of 2016 compared to the same period of 2015, primarily related to an increase in brokered loan fees and service charges. Brokered loan fees increased $587,000 during the second quarter of 2016 compared to the same period of 2015 as a result of an increase in mortgage finance volumes. Service charges increased $262,000 during the second quarter of 2016 compared to the same period of 2015 as a result of the increase in deposit balances and improved pricing.

Non-interest expense for the second quarter of 2016 increased $13.0 million, or 16 percent, compared to the second quarter of 2015. The increase is primarily related to a $6.6 million increase in salaries and employee benefits expense, a $561,000 increase in marketing expense, a $608,000 increase in legal and professional expense and a $744,000 increase in communications and technology expense, all of which were due to general business growth. FDIC insurance assessment expense for the second quarter of 2016 increased $1.8 million compared to the same quarter in 2015 as a result of the increase in total assets from June 30, 2015 to June 30, 2016.

Stockholders’ equity increased by 8 percent from $1.5 billion at June 30, 2015 to $1.7 billion at June 30, 2016, primarily due to retention of net income. Texas Capital Bank is well capitalized under regulatory guidelines and at June 30, 2016, our ratio of tangible common equity to total tangible assets was 7.2 percent.

ABOUT TEXAS CAPITAL BANCSHARES, INC.
Texas Capital Bancshares, Inc. (NASDAQ®: TCBI), a member of the Russell 2000® Index and the S&P SmallCap 600®, is the parent company of Texas Capital Bank, a commercial bank that delivers highly personalized financial services to businesses and entrepreneurs. Headquartered in Dallas, the bank has full-service locations in Austin, Dallas, Fort Worth, Houston and San Antonio.

This news release may be deemed to include forward-looking statements which are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. The information contained in this release speaks only as of its date. We are under no obligation, and expressly disclaim such obligation, to update, alter or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(Dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2016	2016	2015	2015	2015
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$172,442	$159,803	$154,820	$153,856	$153,374
Interest expense	15,373	15,020	12,632	11,808	11,089
Net interest income	157,069	144,783	142,188	142,048	142,285
Provision for credit losses	16,000	30,000	14,000	13,750	14,500
Net interest income after provision for credit losses	141,069	114,783	128,188	128,298	127,785
Non-interest income	13,932	11,297	11,320	11,380	12,771
Non-interest expense	94,255	86,820	87,042	81,688	81,276
Income before income taxes	60,746	39,260	52,466	57,990	59,280
Income tax expense	21,866	14,132	17,713	20,876	21,343
Net income	38,880	25,128	34,753	37,114	37,937
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common stockholders	$36,443	$22,690	$32,316	$34,676	$35,500

Diluted EPS	$0.78	$0.49	$0.70	$0.75	$0.76
Diluted shares	46,438,132	46,354,378	46,479,845	46,471,390	46,443,413

CONSOLIDATED BALANCE SHEET DATA
Total assets	$21,080,994	$20,210,893	$18,903,821	$18,666,708	$17,818,030
LHI	12,502,513	12,059,849	11,745,674	11,562,828	11,123,325
LHI, mortgage finance	5,260,027	4,981,304	4,966,276	4,312,790	4,906,415
Loans held for sale, at fair value	221,347	94,702	86,075	1,062	—
Liquidity assets	2,624,170	2,644,418	1,681,374	2,345,192	1,337,364
Securities	27,372	28,461	29,992	31,998	35,361
Demand deposits	7,984,208	7,455,107	6,386,911	6,545,273	6,479,073
Total deposits	16,703,565	16,298,847	15,084,619	15,165,345	14,188,276
Other borrowings	2,115,445	1,704,859	1,643,051	1,353,834	1,509,007
Subordinated notes	280,863	280,773	280,682	280,592	280,501
Long-term debt	113,406	113,406	113,406	113,406	113,406
Stockholders’ equity	1,684,735	1,647,088	1,623,533	1,590,051	1,554,529

End of period shares outstanding	45,952,911	45,902,489	45,873,807	45,839,364	45,812,971
Book value	$33.40	$32.61	$32.12	$31.42	$30.66
Tangible book value(1)	$32.97	$32.18	$31.69	$30.98	$30.22

SELECTED FINANCIAL RATIOS
Net interest margin	3.18%	3.13%	3.01%	3.12%	3.22%
Return on average assets	0.77%	0.53%	0.72%	0.79%	0.83%
Return on average common equity	9.65%	6.13%	8.82%	9.69%	10.32%
Non-interest income to earning assets	0.28%	0.24%	0.24%	0.25%	0.29%
Efficiency ratio(2)	55.1%	55.6%	56.7%	53.2%	52.4%
Non-interest expense to earning assets	1.91%	1.88%	1.84%	1.80%	1.84%
Tangible common equity to total tangible assets(3)	7.2%	7.3%	7.7%	7.6%	7.8%
Common Equity Tier 1	7.4%	7.5%	7.5%	7.7%	7.4%
Tier 1 capital	8.6%	8.8%	8.8%	9.1%	8.8%
Total capital	10.9%	11.1%	11.1%	11.4%	11.0%
Leverage	8.7%	9.1%	8.9%	9.1%	9.0%

(1)	Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.

(2)	Non-interest expense divided by the sum of net interest income and non-interest income.

(3)
Stockholders’ equity excluding preferred stock and accumulated other comprehensive income less goodwill and intangibles divided by total assets less accumulated other comprehensive income and goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(Dollars in thousands)
	June 30, 2016	June 30, 2015	% Change
Assets
Cash and due from banks	$98,807	$117,387	(16)%
Interest-bearing deposits	2,594,170	1,321,064	96%
Federal funds sold and securities purchased under resale agreements	30,000	16,300	100%
Securities, available-for-sale	27,372	35,361	(23)%
Loans held for sale, at fair value	221,347	—	100%
LHI, mortgage finance	5,260,027	4,906,415	7%
LHI (net of unearned income)	12,502,513	11,123,325	12%
Less: Allowance for loan losses	167,397	118,770	41%
LHI, net	17,595,143	15,910,970	11%
Mortgage servicing rights, net	8,543	—	100%
Premises and equipment, net	21,766	24,141	(10)%
Accrued interest receivable and other assets	464,098	372,570	25%
Goodwill and intangibles, net	19,748	20,237	(2)%
Total assets	$21,080,994	$17,818,030	18%

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest bearing	$7,984,208	$6,479,073	23%
Interest bearing	8,719,357	7,502,937	16%
Interest bearing in foreign branches	—	206,266	(100)%
Total deposits	16,703,565	14,188,276	18%

Accrued interest payable	5,339	4,905	9%
Other liabilities	177,641	167,405	6%
Federal funds purchased and repurchase agreements	95,982	109,007	(12)%
Other borrowings	2,019,463	1,400,000	44%
Subordinated notes	280,863	280,502	—
Trust preferred subordinated debentures	113,406	113,406	—
Total liabilities	19,396,259	16,263,501	19%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 6,000,000 shares issued at June 30, 2016 and 2015	150,000	150,000	−
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 45,953,328 and 45,813,388 at June 30, 2016 and 2015, respectively	460	458	—%
Additional paid-in capital	716,652	712,222	1%
Retained earnings	816,951	690,826	18%
Treasury stock (shares at cost: 417 at June 30, 2016 and 2015)	(8)	(8)	—
Accumulated other comprehensive income, net of taxes	680	1,031	(34)%
Total stockholders’ equity	1,684,735	1,554,529	8%
Total liabilities and stockholders’ equity	$21,080,994	$17,818,030	18%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands except per share data)
	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Interest income
Interest and fees on loans	$168,064	$151,606	$323,949	$290,780
Securities	246	323	507	681
Federal funds sold	382	118	754	234
Deposits in other banks	3,750	1,327	7,035	2,587
Total interest income	172,442	153,374	332,245	294,282
Interest expense
Deposits	8,971	5,642	17,793	11,270
Federal funds purchased	110	93	236	161
Repurchase agreements	2	4	5	8
Other borrowings	1,365	528	2,527	918
Subordinated notes	4,191	4,191	8,382	8,382
Trust preferred subordinated debentures	734	631	1,450	1,249
Total interest expense	15,373	11,089	30,393	21,988
Net interest income	157,069	142,285	301,852	272,294
Provision for credit losses	16,000	14,500	46,000	25,500
Net interest income after provision for credit losses	141,069	127,785	255,852	246,794
Non-interest income
Service charges on deposit accounts	2,411	2,149	4,521	4,243
Trust fee income	1,098	1,287	1,911	2,487
Bank owned life insurance (BOLI) income	536	476	1,072	960
Brokered loan fees	5,864	5,277	10,509	9,509
Swap fees	1,105	1,035	1,412	3,021
Other	2,918	2,547	5,804	4,818
Total non-interest income	13,932	12,771	25,229	25,038
Non-interest expense
Salaries and employee benefits	54,810	48,200	106,182	94,028
Net occupancy expense	5,838	5,808	11,650	11,499
Marketing	4,486	3,925	8,394	8,143
Legal and professional	6,226	5,618	11,550	9,666
Communications and technology	6,391	5,647	12,608	10,725
FDIC insurance assessment	6,043	4,211	11,512	8,001
Allowance and other carrying costs for OREO	260	6	496	15
Other	10,201	7,861	18,683	15,716
Total non-interest expense	94,255	81,276	181,075	157,793
Income before income taxes	60,746	59,280	100,006	114,039
Income tax expense	21,866	21,343	35,998	41,052
Net income	38,880	37,937	64,008	72,987
Preferred stock dividends	2,437	2,437	4,875	4,875
Net income available to common stockholders	$36,443	$35,500	$59,133	$68,112

Basic earnings per common share	$0.79	$0.78	$1.29	$1.49
Diluted earnings per common share	$0.78	$0.76	$1.27	$1.47

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF LOAN LOSS EXPERIENCE
(Dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2016	2016	2015	2015	2015
Allowance for loan losses:
Beginning balance	$162,510	$141,111	$130,540	$118,770	$108,078
Loans charged-off:
Commercial	15,791	8,496	4,976	2,758	5,418
Real estate	528	—	43	—	—
Consumer	—	—	—	—	—
Leases	—	—	—	25	—
Total charge-offs	16,319	8,496	5,019	2,783	5,418
Recoveries:
Commercial	4,294	1,040	2,846	388	1,424
Real estate	13	8	5	8	12
Construction	34	—	3	42	272
Consumer	4	7	154	9	6
Leases	—	45	11	4	15
Total recoveries	4,345	1,100	3,019	451	1,729
Net charge-offs	11,974	7,396	2,000	2,332	3,689
Provision for loan losses	16,861	28,795	12,571	14,102	14,381
Ending balance	$167,397	$162,510	$141,111	$130,540	$118,770

Allowance for off-balance sheet credit losses:
Beginning balance	$10,216	$9,011	$7,582	$7,934	$7,815
Provision for off-balance sheet credit losses	(861)	1,205	1,429	(352)	119
Ending balance	$9,355	$10,216	$9,011	$7,582	$7,934

Total allowance for credit losses	$176,752	$172,726	$150,122	$138,122	$126,704

Total provision for credit losses	$16,000	$30,000	$14,000	$13,750	$14,500

Allowance for loan losses to LHI	0.94%	0.95%	0.84%	0.82%	0.74%
Allowance for loan losses to LHI excluding mortgage finance loans(2)	1.34%	1.35%	1.20%	1.13%	1.07%
Allowance for loan losses to average LHI	1.00%	1.04%	0.92%	0.85%	0.77%
Allowance for loan losses to average LHI excluding mortgage finance loans(2)	1.36%	1.36%	1.21%	1.15%	1.09%
Net charge-offs to average LHI(1)	0.29%	0.19%	0.05%	0.06%	0.10%
Net charge-offs to average LHI excluding mortgage finance loans(1)(2)	0.39%	0.25%	0.07%	0.08%	0.14%
Net charge-offs to average LHI for last twelve months(1)	0.15%	0.10%	0.07%	0.07%	0.06%
Net charge-offs to average LHI, excluding mortgage finance loans, for last twelve months(1)(2)	0.20%	0.14%	0.10%	0.10%	0.08%
Total provision for credit losses to average LHI(1)	0.39%	0.77%	0.36%	0.36%	0.37%
Total provision for credit losses to average LHI excluding mortgage finance loans(1)(2)	0.52%	1.01%	0.47%	0.48%	0.53%
Combined allowance for credit losses to LHI	1.00%	1.01%	0.90%	0.87%	0.79%
Combined allowance for credit losses to LHI, excluding mortgage finance loans(2)	1.41%	1.43%	1.28%	1.19%	1.14%

Non-performing assets (NPAs):
Non-accrual loans	$165,429	$173,156	$179,788	$109,674	$122,920
Other real estate owned (OREO)	18,727	17,585	278	187	609
Total	$184,156	$190,741	$180,066	$109,861	$123,529

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2016	2016	2015	2015	2015

Non-accrual loans to LHI	0.93%	1.02%	1.08%	0.69%	0.77%
Non-accrual loans to LHI excluding mortgage finance loans(2)	1.32%	1.44%	1.53%	0.95%	1.11%
Total NPAs to LHI plus OREO	1.04%	1.12%	1.08%	0.69%	0.77%
Total NPAs to LHI excluding mortgage finance loans plus OREO(2)	1.47%	1.58%	1.53%	0.95%	1.11%
Total NPAs to earning assets	0.90%	0.97%	0.99%	0.61%	0.72%
Allowance for loan losses to non-accrual loans	1.0x	0.9x	0.8x	1.2x	1.0x

Restructured loans	$249	$249	$249	$249	$249
Loans past due 90 days and still accruing(3)	$7,743	$10,100	$7,013	$7,558	$5,482

Loans past due 90 days to LHI	0.04%	0.06%	0.04%	0.05%	0.03%
Loans past due 90 days to LHI excluding mortgage finance loans(2)	0.06%	0.08%	0.06%	0.07%	0.05%

(1)	Interim period ratios are annualized.

(2)
The indicated ratios are presented with and excluding the mortgage finance loans because the risk profile of our mortgage finance loans is different than our other loans held for investment. No provision for credit losses is allocated to these loans based on the internal risk grade assigned.

(3)
At June 30, 2016, loans past due 90 days and still accruing includes premium finance loans of $5.0 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on cancelled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(Dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2016	2016	2015	2015	2015
Interest income
Interest and fees on loans	$168,064	$155,885	$152,200	$151,749	$151,606
Securities	246	261	275	298	323
Federal funds sold	382	372	255	193	118
Deposits in other banks	3,750	3,285	2,090	1,616	1,327
Total interest income	172,442	159,803	154,820	153,856	153,374
Interest expense
Deposits	8,971	8,822	7,068	6,240	5,642
Federal funds purchased	110	126	67	56	93
Repurchase agreements	2	3	5	6	4
Other borrowings	1,365	1,162	642	672	528
Subordinated notes	4,191	4,191	4,191	4,191	4,191
Trust preferred subordinated debentures	734	716	659	643	631
Total interest expense	15,373	15,020	12,632	11,808	11,089
Net interest income	157,069	144,783	142,188	142,048	142,285
Provision for credit losses	16,000	30,000	14,000	13,750	14,500
Net interest income after provision for credit losses	141,069	114,783	128,188	128,298	127,785
Non-interest income
Service charges on deposit accounts	2,411	2,110	1,984	2,096	2,149
Trust fee income	1,098	813	1,313	1,222	1,287
Bank owned life insurance (BOLI) income	536	536	567	484	476
Brokered loan fees	5,864	4,645	4,267	4,885	5,277
Swap fees	1,105	307	1,000	254	1,035
Other	2,918	2,886	2,189	2,439	2,547
Total non-interest income	13,932	11,297	11,320	11,380	12,771
Non-interest expense
Salaries and employee benefits	54,810	51,372	49,999	48,583	48,200
Net occupancy expense	5,838	5,812	5,809	5,874	5,808
Marketing	4,486	3,908	4,349	3,999	3,925
Legal and professional	6,226	5,324	6,974	5,510	5,618
Communications and technology	6,391	6,217	5,520	5,180	5,647
FDIC insurance assessment	6,043	5,469	4,741	4,489	4,211
Allowance and other carrying costs for OREO	260	236	6	1	6
Other	10,201	8,482	9,644	8,052	7,861
Total non-interest expense	94,255	86,820	87,042	81,688	81,276
Income before income taxes	60,746	39,260	52,466	57,990	59,280
Income tax expense	21,866	14,132	17,713	20,876	21,343
Net income	38,880	25,128	34,753	37,114	37,937
Preferred stock dividends	2,437	2,438	2,437	2,438	2,437
Net income available to common shareholders	$36,443	$22,690	$32,316	$34,676	$35,500

TEXAS CAPITAL BANCSHARES, INC.
QUARTERLY FINANCIAL SUMMARY - UNAUDITED
Consolidated Daily Average Balances, Average Yields and Rates
(Dollars in thousands)
	2nd Quarter 2016			1st Quarter 2016			4th Quarter 2015			3rd Quarter 2015			2nd Quarter 2015
	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate	Average Balance	Revenue/ Expense (1)	Yield/ Rate
Assets
Securities - Taxable	$27,097	$240	3.57%	$28,343	$254	3.60%	$29,973	$267	3.53%	$32,358	$287	3.52%	$35,081	$311	3.56%
Securities - Non-taxable(2)	564	8	5.87%	759	11	5.70%	829	12	5.74%	1,162	17	5.80%	1,427	18	5.06%
Federal funds sold and securities purchased under resale agreements	312,832	382	0.49%	304,425	372	0.49%	375,181	255	0.27%	308,822	193	0.25%	200,690	118	0.24%
Deposits in other banks	2,871,295	3,750	0.53%	2,649,164	3,285	0.50%	3,081,882	2,090	0.27%	2,537,033	1,616	0.25%	2,103,732	1,327	0.25%
Loans held for sale, at fair value	157,898	1,350	3.44%	126,084	1,094	3.49%	24,658	237	3.81%	570	6	0.04	—	—	—
LHI, mortgage finance loans	4,412,091	33,974	3.10%	3,724,513	29,037	3.14%	3,669,022	27,846	3.01%	3,981,731	30,427	3.03%	4,573,478	33,773	2.96%
LHI	12,276,272	132,740	4.35%	11,910,788	125,754	4.25%	11,693,464	124,117	4.21%	11,302,248	121,316	4.26%	10,941,029	117,833	4.32%
Less allowance for loan losses	164,316	—	—	141,125	—	—	130,822	—	—	118,543	—	—	109,086	—	—
LHI, net of allowance	16,524,047	166,714	4.06%	15,494,176	154,791	4.02%	15,231,664	151,963	3.96%	15,165,436	151,743	3.97%	15,405,421	151,606	3.95%
Total earning assets	19,893,733	172,444	3.49%	18,602,951	159,807	3.46%	18,744,187	154,824	3.28%	18,045,381	153,862	3.38%	17,746,351	153,380	3.47%
Cash and other assets	544,737			506,025			499,712			481,378			487,475
Total assets	$20,438,470			$19,108,976			$19,243,899			$18,526,759			$18,233,826
Liabilities and Stockholders’ Equity
Transaction deposits	$2,207,726	$1,749	0.32%	$2,004,817	$1,381	0.28%	$2,150,740	$950	0.18%	$1,754,940	$763	0.17%	$1,404,521	$458	0.13%
Savings deposits	6,388,133	6,494	0.41%	6,335,425	6,714	0.43%	6,316,191	5,370	0.34%	5,858,381	4,616	0.31%	5,610,277	4,332	0.31%
Time deposits	486,610	727	0.60%	509,762	727	0.57%	539,421	748	0.55%	536,531	723	0.53%	516,582	657	0.51%
Deposits in foreign branches	—	—	—%	—	—	—%	—	—	—%	179,731	138	0.30%	246,035	195	0.32%
Total interest bearing deposits	9,082,469	8,970	0.40%	8,850,004	8,822	0.40%	9,006,352	7,068	0.31%	8,329,583	6,240	0.30%	7,777,415	5,642	0.29%
Other borrowings	1,411,387	1,476	0.42%	1,346,998	1,292	0.39%	1,327,087	714	0.21%	1,459,864	734	0.20%	1,565,874	625	0.16%
Subordinated notes	280,805	4,191	6.00%	280,713	4,191	6.00%	280,622	4,191	5.93%	280,532	4,191	5.93%	280,441	4,191	5.99%
Trust preferred subordinated debentures	113,406	735	2.61%	113,406	716	2.54%	113,406	659	2.31%	113,406	643	2.25%	113,406	631	2.23%
Total interest bearing liabilities	10,888,067	15,372	0.57%	10,591,121	15,021	0.57%	10,727,467	12,632	0.47%	10,183,385	11,808	0.46%	9,737,136	11,089	0.46%
Demand deposits	7,767,693			6,730,586			6,755,615			6,621,159			6,804,994
Other liabilities	113,927			148,418			157,425			152,154			161,614
Stockholders’ equity	1,668,783			1,638,851			1,603,392			1,570,061			1,530,082
Total liabilities and stockholders’ equity	$20,438,470			$19,108,976			$19,243,899			$18,526,759			$18,233,826
Net interest income(2)		$157,072			$144,786			$142,192			$142,054			$142,291
Net interest margin			3.18%			3.13%			3.01%			3.12%			3.22%

(1)	The loan averages include loans on which the accrual of interest has been discontinued and are stated net of unearned income.

(2)	Taxable equivalent rates used where applicable.